Exhibit 10.1

WAIVER AND TENTH AMENDMENT TO CREDIT AGREEMENT
THIS WAIVER AND TENTH AMENDMENT TO CREDIT AGREEMENT (this “Waiver and Amendment”) entered into on June 6, 2016, but effective as of May 31, 2016, among YUMA EXPLORATION AND PRODUCTION COMPANY, INC., a Delaware corporation (the “Borrower”), the undersigned lenders party to the Credit Agreement (the “Lenders”) and SOCIÉTÉ GÉNÉRALE, in its capacity as Administrative Agent and Issuing Bank (the “Administrative Agent”).
RECITALS
A. The Borrower, the Lenders and the Administrative Agent are parties to a Credit Agreement dated as of August 10, 2011 (the “Original Credit Agreement”), as amended by that certain First Amendment and Limited Waiver to Credit Agreement and Assignment, dated as of September 30, 2012, as further amended by that certain Second Amendment to Credit Agreement and Assignment, dated as of February 13, 2013, as further amended by that certain Third Amendment to Credit Agreement and Assignment, dated as of May 20, 2013, as further amended by that certain Fifth Amendment to Credit Agreement, dated as of October 14, 2014, as further amended by that certain Sixth Amendment to Credit Agreement, dated as of January 23, 2015, as further amended by that certain Seventh Amendment to Credit Agreement, dated as of April 7, 2015, as further amended by that certain Eighth Amendment to Credit Agreement dated as of July 27, 2015, and as further amended by that certain Waiver, Borrowing Base Redetermination and Ninth Amendment to Credit Agreement dated as of December 30, 2015 (the “Ninth Amendment”) (the Original Credit Agreement, as so amended, and as otherwise amended, restated, modified or supplemented from time to time until the date hereof, the “Credit Agreement”).
B. The Borrower has (i) provided to the Administrative Agent and the Lenders the financial information for the four-quarter period ended September 30, 2015, which demonstrated that the Borrower had exceeded the maximum permitted ratio of Funded Debt to EBITDA under Section 9.01(b) of the Credit Agreement for such period, (ii) provided to the Administrative Agent and the Lenders the financial information for the four-quarter period ended December 31, 2015, which demonstrated that the Borrower had breached one or more of the financial ratios under Section 9.01 of the Credit Agreement for such period, (iii) provided to the Administrative Agent and the Lenders the financial information for the four-quarter period ended March 31, 2016, which demonstrates that the Borrower has breached one or more of the financial ratios under Section 9.01 of the Credit Agreement for such period, (iv) failed to deliver the “Investment Bank Engagement Letter” and the “Definitive Acquisition Agreement”, each as required to be delivered to the Administrative Agent under Section 6 of the Ninth Amendment, (v) violated Section 8.01(a) of the Credit Agreement insofar as the 2015 annual financial statements included a “going concern” qualification, (vi) failed to maintain Amegy Bank National Association as its principal depository bank, as required by Section 8.16 of the Credit Agreement (as in effect prior to the effectiveness of this Waiver and Amendment) and (vii) requested that the Administrative Agent and the Lenders waive the Borrower’s non-compliance with the foregoing ratios and other covenants until two (2) Business Days immediately after the earliest of (1) the date of the occurrence (if any) of a Merger Termination Event, (2) if the S-4 Effective Date (as defined in the Merger Agreement (defined below)) has not occurred on or before August 15, 2016, then August 15, 2016, (3) if the S-4 Effective Date has occurred on or before August 15, 2016, then the first date that is forty-seven (47) days immediately after the S-4 Effective Date, and (4) September 30, 2016 (such earliest date, the “Waiver and Amendment Extension Termination Date”); provided, however, that if, on or before two (2) Business Days immediately after the Waiver and Amendment Extension Termination Date, the Borrower shall have timely paid any mandatory payments required by Section 3(A) of this Waiver and Amendment, such non-compliance shall be waived indefinitely.
C. Pursuant to the Ninth Amendment, the Administrative Agent, the Lenders and the Borrower agreed to reduce the Borrowing Base for the spring 2016 Scheduled Redetermination automatically from $29,800,000 to $20,000,000 on May 31, 2016 (unless, on or before such date, the requisite Lenders determined to reduce of the Borrowing Base by or to a different amount in accordance with the Credit Agreement).
D. Yuma Energy, Inc. (“Yuma Energy”), certain merger subsidiaries of Yuma Energy and Davis Petroleum Acquisition Corp. (“Davis”) have executed a certain Agreement and Plan of Merger and Reorganization dated as of February 10, 2016 (as in effect on May 31, 2016, the “Merger Agreement”), pursuant to which Yuma

E. Energy, its merger subsidiaries and Davis shall effectuate certain merger transactions more particularly described therein (the “Merger”).
F. Concurrently with the consummation of the Merger, the Borrower’s Debt, including Debt outstanding under the Credit Agreement, will be refinanced or otherwise restructured, subject to terms and conditions acceptable to, and separate approval (if any) subsequent to the Tenth Amendment Effective Date of, the Administrative Agent and the Lenders upon receipt and review of financial information and other due diligence information concerning the surviving entities.
G. The Borrower has advised the Administrative Agent that consummation of the Merger, which was originally contemplated to be completed on or before May 31, 2016, has been delayed until the third quarter of 2016.
H. Section 9.01 of the Merger Agreement provides for certain events the occurrence of which may cause the Merger to be terminated or abandoned prior to the consummation of the Merger (the occurrence of any such event that results in a termination or abandonment of the Merger, each a “Merger Termination Event”).
I. The Borrower has requested certain amendments, waivers and modifications to the Credit Agreement and, subject to the conditions precedent set forth herein, the parties hereto have agreed to so amend, waive or otherwise modify the Credit Agreement as set forth herein.
NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1. Same Terms. All terms used herein which are defined in the Credit Agreement shall have the same meanings when used herein, unless the context hereof otherwise requires or provides. In addition, (i) all references in the Loan Documents to the “Agreement” shall mean the Credit Agreement, as amended by this Waiver and Amendment, and (ii) all references in the Loan Documents to the “Loan Documents” shall mean the Loan Documents, as amended by this Waiver and Amendment, as the same shall hereafter be amended from time to time.
2. Amendments to Credit Agreement. The Credit Agreement is amended as follows:
A. Section 1.02. Section 1.02 of the Credit Agreement is hereby amended by adding the following new defined terms thereto, each in its alphabetically appropriate place:
“Excluded Accounts” means depository accounts (i) that are used for the sole purpose of making payroll and withholding tax payments related thereto and other employee wage and benefit payments and accrued and unpaid employee compensation (including salaries, wages, benefits and expense reimbursements), (ii) that are used for the sole purpose of paying Taxes, including sales taxes, or (iii) that are used solely as escrow accounts or as fiduciary or trust accounts for the benefit of Persons other than the Parent Guarantor, Borrower or its Subsidiaries; provided that in no event shall any of the principal operating, revenue or collection accounts (including any accounts into which any purchaser remits the proceeds for the sale of Hydrocarbons) of the Borrower or any Subsidiary constitute an Excluded Account.
“Tenth Amendment” means that certain Waiver and Tenth Amendment to Credit Agreement entered into on June 6, 2016, but effective as of May 31, 2016, among the parties thereto, which amends this Agreement.
“Tenth Amendment Effective Date” means May 31, 2016.
B. Section 8.14. Clause (a) of Section 8.14 of the Credit Agreement is hereby amended by replacing each instance of “85%” with “98%” and each instance of “50% with “60%”.

C. Section 8.16. Section 8.16 of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:
“Section 8.16.                                Accounts. From and after the Tenth Amendment Effective Date, the Borrower shall, and shall cause each of its Subsidiaries to, maintain all of its respective operating, revenue, collection or other deposit accounts (other than Excluded Accounts) (a) with the same depositary banks as they are maintained on and as of the Tenth Amendment Effective Date and (b) subject to the Administrative Agent’s control pursuant to an account control agreement as in effect on the Tenth Amendment Effective Date or, in the case of any such accounts maintained by Pyramid Oil LLC on the Tenth Amendment Effective Date, pursuant to an account control agreement in form and substance reasonably acceptable to the Administrative Agent executed and delivered in accordance with, and by the date specified in, the Tenth Amendment.”

D. Section 9.21. Article IX of the Credit Agreement is hereby amended by inserting the following new Section 9.21 therein immediately after the existing Section 9.20:
“Section 9.21.                                Additional Deposit Accounts. From and after the Tenth Amendment Effective Date, the Borrower shall not, and shall not permit any of its Subsidiaries to, open, establish or maintain any operating, revenue, collection or other deposit accounts (other than Excluded Accounts) with any depositary bank other than those depositary banks with whom Borrower or such Subsidiary maintains its deposit accounts on and as of the Tenth Amendment Effective Date unless (a) the Administrative Agent shall have consented in writing to the opening or establishment of a new deposit account and (b) such new deposit account shall be, concurrently with its opening or establishment, subject to the Administrative Agent’s control pursuant to an account control agreement in form and substance reasonably acceptable the Administrative Agreement.”
3. Postponement of the Borrowing Base Redetermination.
A. The spring 2016 Scheduled Redetermination shall be postponed until the Waiver and Amendment Extension Termination Date, at which time the Borrowing Base shall be automatically reduced by $9,800,000 to $20,000,000 (unless, on or before the Waiver and Amendment Extension Termination Date, the requisite Lenders determine to reduce the Borrowing Base by or to a different amount in accordance with the Credit Agreement), which Borrowing Base shall remain in effect until the next redetermination of the Borrowing Base in accordance with the Credit Agreement; provided, however, that if the automatic Borrowing Base reduction by $9,800,000 (or such other amount) results in a Borrowing Base Deficiency, then the Borrower acknowledges and agrees that (1) notwithstanding anything to the contrary provided in Section 3.04(c) of the Credit Agreement, (x) within two (2) Business Days following such automatic reduction, the Borrower shall make a single lump sum payment in an amount equal to the lesser of the Borrowing Base Deficiency and $9,800,000 and (y) any failure to make such Borrowing Base Deficiency payment shall constitute an Event of Default, and (2) any Borrowing Base Deficiency in excess of $9,800,000 (if any) shall be cured in accordance with Section 3.04(c) of the Credit Agreement.
B. Both the Borrower, on the one hand, and the Administrative Agent and the Lenders, on the other hand, agree that the reduction of the Borrowing Base pursuant to Section 3(A) shall continue to constitute the spring 2016 Scheduled Redetermination (and, in any event, shall not constitute an Interim Redetermination).
4. Limited Waiver.
A. The failure by the Borrower to comply with (i) the financial ratios set forth in Section 9.01(b) of the Credit Agreement for the fiscal quarter ended September 30, 2015, Section 9.01(a) and Section 9.01(b) of the Credit Agreement for the fiscal quarter ended December 31, 2015, and

B. Section 9.01(a) and Section 9.01(b) of the Credit Agreement for the fiscal quarter ended March 31, 2016, (ii) the covenants set forth in Section 6 of the Ninth Amendment, (iii) the requirement set forth in Section 8.01(a) of the Credit Agreement that the audited financial statements for the fiscal year ending December 31, 2015, not contain a “going concern” or like qualification, (iv) the covenants set forth in Section 8.16 of the Credit Agreement as a result of the Borrower’s failure to maintain Amegy Bank National Association as its principal depositary bank at all times prior to the effectiveness of this Waiver and Amendment, and (v) any Defaults or Events of Default arising as a result thereof, are each hereby conditionally waived (and any breach of any representation or warranty under the Credit Agreement or any other Loan Document as a result of the existence of such failures to comply is hereby similarly conditionally waived); provided that if the Borrower fails to make any mandatory payments as required by Section 3(A) of this Waiver and Amendment (if any), the foregoing waivers shall automatically expire at 5:00 p.m. eastern time on the Business Day any such mandatory payment becomes due but remains unpaid, and an Event of Default shall be deemed to have occurred as of September 30, 2015, and shall then continue and any and all remedies may be exercised unless or until each of the foregoing breaches has (i) been cured or (ii) further waived in accordance with the Credit Agreement. In the event that the mandatory payments required by Section 3(A) of this Waiver and Amendment (if any) are timely paid, the foregoing waivers shall become permanent.
C. The post-default rate of interest (which would otherwise apply as a result of the breaches described in the foregoing clause (A) of this Section 4 to the aggregate outstanding amount of all Loans from and after September 30, 2015) is hereby waived; provided that the waiver of the post-default rate of interest (1) shall be waived only so long as the provisions of Section 3(A) of this Waiver and Amendment are satisfied and the limited waivers described in clause (A) of this Section 4 have not terminated and (2) shall not apply to any other Default or Event of Default now existing or that may hereafter occur.
The waivers in this Section 4 are effective only in respect of the matters and for the time periods expressly set forth in this Section 4 and not for any other period and, except as expressly set forth in this Waiver and Amendment, no other waivers, amendments or modifications are intended or made by this Waiver and Amendment. No failure or delay on the part of the Administrative Agent, any Lender, the Issuing Bank or the holder of any Note in exercising any power or right under the Credit Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No waiver or approval by the Administrative Agent, any Lender, the Issuing Bank or the holder of any Note under this Waiver and Amendment, the Credit Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to any subsequent transaction or any Default or Event of Default under any Loan Document.

5. Conditions Precedent. This Waiver and Amendment shall become effective as of May 31, 2016, on the date on which each of the following conditions is satisfied.
A. Waiver and Tenth Amendment to Credit Agreement. The Administrative Agent shall have received multiple original counterparts, as requested by the Administrative Agent, of this Waiver and Amendment duly and validly executed and delivered by duly authorized officers of the Borrower, the Guarantors, the Administrative Agent and each Lender.
B. Security Agreement. The Administrative Agent shall have received from the Parent Guarantor duly executed counterparts (in such number as may be requested by the Administrative Agent) of a Security Agreement in favor of the Administrative Agent.
C. Deposit Account Control Agreements. The Administrative Agent shall have received fully executed counterparts of an account control agreement in form and substance reasonably satisfactory to the Administrative Agent and duly and validly executed and delivered by LegacyTexas Bank, as depository, and the Parent Guarantor, as depositor, in favor of the Administrative Agent, as secured party.

D. Additional Mortgage. The Borrower shall have executed and delivered to the Administrative Agent an additional Mortgage, in a sufficient number of counterparts to permit the recording or filing thereof in each applicable jurisdiction, covering Oil and Gas Properties of the Borrower (including, without limitation, the Oil and Gas Properties comprising the Talbot 23 No. 1 well) such that, after giving effect to such additional Mortgage, the Administrative Agent shall then hold Mortgages creating first priority, perfected Liens (subject only to Excepted Liens identified in clauses (a) through (d) and (f) of the definition thereof, but subject to the provisos at the end of such definition) on at least 98% of the total value of the Borrower’s and its Subsidiary Guarantors’ proved developed Oil and Gas Properties and at least 60% of the total value of the Borrower’s and its Subsidiary Guarantors’ proved undeveloped Oil and Gas Properties evaluated in the most recently delivered Reserve Report; provided, that the Administrative Agent shall have discretion to agree with the Borrower that certain de minimis Oil and Gas Properties may be excepted if the cost or administrative burden of mortgaging such properties outweighs the benefits of mortgaging such properties.
E. Fees and Expenses. The Administrative Agent shall have received from the Borrower (a) payment of all out-of-pocket fees and expenses (including reasonable attorneys’ fees and expenses) incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Waiver and Amendment and the other documents in connection herewith and (b) all fees due and payable under the Credit Agreement and under any separate fee agreement entered into by the parties pursuant to the Credit Agreement.
F. Representations and Warranties; No Defaults. The Borrower shall have confirmed and acknowledged to the Administrative Agent and the Lenders, and by its execution and delivery of this Waiver and Amendment, the Borrower does hereby confirm and acknowledge to the Administrative Agent and the Lenders, that (i) all representations and warranties contained herein or in the other Loan Documents or otherwise made in writing in connection herewith or therewith shall be true and correct with the same force and effect as though such representations and warranties have been made on and as of the effectiveness of this Waiver and Amendment and (ii) no Default or Event of Default exists under the Credit Agreement or any of the other Loan Documents, in each case after giving effect to the limited waivers set forth in Section 4 of this Waiver and Amendment.
6. Post-Closing Covenants. The Borrower hereby covenants and agrees that:
A. the Borrower shall deliver to the Administrative Agent and the Lenders on or before June 8, 2016, true and complete copies of the balance sheet of Davis as of March 31, 2016, and the related statements of operations and cash flows of Davis (collectively, the “Davis Financials”), prepared in accordance with GAAP, which shall demonstrate financial performance by Davis acceptable to the Majority Lenders (it being understood that if the Majority Lenders determine that the Davis Financials are not acceptable, Lenders constituting the Majority Lenders shall provide written notice to the Borrower within three (3) Business Days of receipt of the Davis Financials (provided, however, that in no event shall the absence of any such notice constitute or imply (or be deemed to constitute or imply) an endorsement, acceptance or approval by any Lender of the accuracy of the Davis Financials or the advisability of the Merger, each of which is expressly disclaimed by the Lenders));
B. the Borrower shall deliver to the Administrative Agent and the Lenders on or before June 17, 2016, evidence reasonably satisfactory to the Administrative Agent that Yuma Energy or its affiliate has filed with the SEC a Form S-4 relating to the Merger;
C. the Borrower shall notify the Administrative Agent in writing of the occurrence of any Merger Termination Event promptly but in any event within one (1) Business Day of such occurrence;
D. on or before fifteen (15) days after the date hereof (or such later date as the Administrative Agent shall agree in its sole discretion), the Borrower shall have delivered to the Administrative Agent fully executed counterparts of one or more account control agreements in form and

E. substance reasonably satisfactory to the Administrative Agent with respect to any and all of Pyramid’s operating, revenue, collection or other deposit accounts (other than Excluded Accounts), and duly and validly executed and delivered by, each applicable depositary institution, as depository, and Pyramid, as depositor, in favor of the Administrative Agent, as secured party;
F. commencing on or about June 30, 2016, the Borrower shall provide to the Administrative Agent and the Lenders updates by one or more Responsible Officers on the progress of the Merger and related filings and other milestones, together with such other information as may be requested by the Lenders, at least bi-weekly (unless the Administrative Agent agrees in its sole discretion to less frequent updates) until the earlier of (i) consummation of the Merger and (ii) the Waiver and Amendment Extension Termination Date;
G. the Reincorporation Merger (as defined in the Merger Agreement) shall have been consummated in accordance with Article I of the Merger Agreement within one (1) Business Day of the date on which the stockholders of Yuma Energy approve the Merger (as evidenced by the Borrower delivering to the Administrative Agent within one (1) Business Day of such consummation of the Reincorporation Merger evidence thereof reasonably satisfactory to the Administrative); and
H. the Borrower shall pay to the Administrative Agent a fee (the “Waiver and Amendment Extension Ticking Fee”) for the benefit of the Lenders ratably in accordance with their respective Revolving Credit Exposures, which fee shall be payable on or before the date that is two (2) Business Days immediately after the earlier of (1) the date on which the Merger is consummated and (2) the Waiver and Amendment Extension Termination Date (including in the circumstance in which the Borrower makes any mandatory payments required by Section 3(A) of this Waiver and Amendment and the waivers in Section 4(A) become permanent) (such earlier date, the “Ticking Fee Payment Event”), in accordance with the Waiver and Amendment Extension Ticking Fee Grid:
Waiver and Amendment Extension Ticking Fee Grid
Date of Ticking Fee Payment Event	Ticking Fee
On or before August 19, 2016	$0.00
After August 19, 2016, but on or before August 31, 2016	$37,500.00
After August 31, 2016, but on or before September 15, 2016	$75,000.00
After September 15, 2016, but on or before September 30, 2016	$150,000.00

For the avoidance of doubt, the Borrower, the Administrative Agent and the Lenders hereby agree that:
(i)            the covenants set forth in this Section 6 shall supersede and replace the covenants set forth in Section 6 of the Ninth Amendment (and the covenants in Section 6 of the Ninth Amendment shall have no further force and effect); and
(ii)            the failure to comply with any of the covenants set forth in this Section 6 shall constitute an immediate Event of Default.

7. Acknowledgment Regarding No Commitment; Separate Approval. The Borrower and the Parent Guarantor (for each of themselves and their Affiliates) acknowledges and agrees that the Lenders’ and the Administrative Agent’s willingness to enter into this Waiver and Amendment shall not in any way restrict or impair the Administrative Agent’s or the Lenders’ separate rights to review and consent to the terms and conditions of the Merger or the transactions and definitive documents related thereto, all of which the parties hereto acknowledge and agree will necessarily be the subject of a separate subsequent consent or amendment by the Administrative Agent and the Lenders (if any), each in their respective sole discretion, to the extent required by, and otherwise in accordance with, the Credit Agreement. Nothing herein shall constitute (or be deemed to constitute) a commitment by the Administrative Agent, the Lenders or any of their respective Affiliates (or any other Person) to provide any approval of the Merger, or any refinancing or restructuring of the Credit Agreement or the Obligations thereunder, or to underwrite, arrange, place or provide any financing to, or on behalf of the Borrower, the Parent Guarantor or any of its or their Affiliates or any other Person, or otherwise to extend credit or make loans to, or enter into negotiations with respect to any of the foregoing, each of which would require, among other things, completion of satisfactory due diligence and negotiation of satisfactory definitive documentation, in each case, in the sole discretion of each of the Agent, such Lender or its or their applicable Affiliates.

8. Certain Representations. The Borrower represents and warrants that, as of the date on which this Waiver and Amendment becomes effective: (A) the Borrower has full power and authority to execute this Waiver and Amendment and the other documents executed in connection herewith and this Waiver and Amendment and such other documents constitute the legal, valid and binding obligation of the Borrower enforceable in accordance with their terms, except as enforceability may be limited by general principles of equity and applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally; and (B) no authorization, approval, consent or other action by, notice to, or filing with, any governmental authority or other person is required for the execution, delivery and performance by the Borrower thereof. In addition, the Borrower represents that after giving effect to this Waiver and Amendment all representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the Effective Date as if made on and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects as of such earlier date.
9. No Further Amendments. Except as amended hereby, the Credit Agreement and the Loan Documents shall remain unchanged and all provisions shall remain fully effective between the parties.
10. Acknowledgments and Agreements. The Borrower acknowledges that on the date hereof all outstanding Indebtedness is payable in accordance with its terms, and the Borrower waives any defense, offset, counterclaim or recoupment with respect thereto. The Borrower, the Administrative Agent and each Lender do hereby adopt, ratify and confirm the Credit Agreement, as amended hereby, and the Loan Documents and acknowledge and agree that the Credit Agreement, as amended hereby, and the Loan Documents are and remain in full force and effect. The Borrower acknowledges and agrees that its liabilities and obligations under the Credit Agreement, as amended hereby, and under the Loan Documents, are not impaired in any respect by this Waiver and Amendment. Any breach of any representations, warranties and covenants under this Waiver and Amendment shall be an Event of Default under the Credit Agreement.
11. Limitation on Agreements. The modifications set forth herein are limited precisely as written and shall not be deemed (A) to be a consent under or a waiver of or an amendment to any other term or condition in the Credit Agreement or any of the Loan Documents (other than the waiver provided for in Section 4(A) of this Waiver and Amendment), or (B) to prejudice any right or rights which the Administrative Agent now has or may have in the future under or in connection with the Credit Agreement and the Loan Documents, each as amended hereby, or any of the other documents referred to herein or therein. This Waiver and Amendment shall constitute a Loan Document for all purposes.
12. Release of Administrative Agent, Issuing Bank and Lenders; Etc. In consideration of the amendments and waivers set forth in this Waiver and Amendment, the Borrower and the Guarantors hereby release, acquit, forever discharge, and covenant not to sue, the Administrative Agent, the Issuing Bank and each Lender, along with all of their beneficiaries, officers, directors, shareholders, agents, employees, servants, attorneys and representatives, as well as their respective heirs, executors, legal representatives, administrators, predecessors in interest, successors and assigns (each individually, a “Released Party” and collectively, the “Released Parties”) from any and all claims, demands, debts, liabilities, contracts, agreements, obligations, accounts, defenses, suits, offsets against the indebtedness evidenced by the Loan Documents, actions, causes of action or claims for damages or relief of whatever kind or nature, whether equitable or monetary, whether known or unknown, suspected or unsuspected by the Borrower which the Borrower, any Guarantor or any Subsidiary of any of them, has, had or may have against any Released Party, for or by reason of any matter, cause or thing whatsoever occurring on or at any time prior to the date of this Waiver and Amendment, including, without limitation, any matter that relates to, in whole or in part, directly or indirectly (a) the Credit Agreement, any Note, any Security Document, any other Loan Document or the transactions evidenced thereby, including, without limitation, any disbursements under the Credit Agreement, any Notes, the negotiation of any of the Credit Agreement, the Notes, the Mortgages, the Hazardous Materials Indemnity or the other Loan Documents, the terms thereof, or the approval, administration or servicing thereof, or (b) any notice of default, event of default in reference to any Loan Document or any other matter pertaining to the collection or enforcement by any Released Party of the indebtedness evidenced by any Loan Document or any right or remedy under any Loan Document, or (c) any purported oral agreements or understandings by and between any Released Party and the Borrower or any Guarantor in reference to any Loan Document.

13. Confirmation of Security. The Borrower hereby confirms and agrees that all of the Security Instruments, as may be amended in accordance herewith, which presently secure the Indebtedness shall continue to secure, in the same manner and to the same extent provided therein, the payment and performance of the Indebtedness as described in the Credit Agreement as modified by this Waiver and Amendment.
14. Counterparts. This Waiver and Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which constitute one instrument. In making proof of this Waiver and Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.
15. Incorporation of Certain Provisions by Reference. The provisions of Section 12.09 of the Credit Agreement captioned “Governing Law; Jurisdiction; Consent to Service of Process” are incorporated herein by reference for all purposes.
16. Entirety, Etc. This Waiver and Amendment, the Expenses and Indemnity Letter and all of the other Loan Documents embody the entire agreement between the parties. THIS WAIVER AND AMENDMENT, THE EXPENSES AND INDEMNITY LETTER AND ALL OF THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
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IN WITNESS WHEREOF, the parties hereto have executed this Waiver and Amendment to be effective as of the date and year first above written.
BORROWER YUMA EXPLORATION AND PRODUCTION COMPANY, INC. By: /s/ James J. Jacobs Name: James J. Jacobs Title: Chief Financial Officer

ADMINISTRATIVE AGENT
AND LENDER:

SOCIÉTÉ GÉNÉRALE

By: /s/ Elena Robciuc
Name: Elena Robciuc
Title: Managing Director, Reserve Based Finance

LENDER:

CIT Bank, N.A.

By:/s/ John Feeley
Name: John Feeley
Title: Director

LENDER:

LEGACYTEXAS BANK (successor to Viewpoint Bank, N.A.)

By: /s/ Whitney Randolph
Name: Whitney Randolph
Title: Senior Vice President

THE GUARANTORS HEREBY CONSENT TO THE EXECUTION, DELIVERY AND PERFORMANCE OF THE TERMS OF THIS WAIVER AND AMENDMENT BY THE BORROWER.

THE YUMA COMPANIES, INC.

By: /s/ James J. Jacobs
Name: James J. Jacobs
Title: Chief Financial Officer

PYRAMID OIL LLC

By: /s/ James J. Jacobs
Name: James J. Jacobs
Title: Chief Financial Officer

Signature Page to Waiver and Tenth Amendment